Exhibit (c)(3)

Exhibit (c)(3)
Discussion Materials Prepared for Goldman Sachs & Co. LLC Strictly Private and Confidential September 30, 2021

Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”) and senior management of Covetrus (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “ConfidentialInformation”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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Topics for Today’s Discussion Goldman Sachs welcomes the opportunity to present the Covetrus Board of Directors on the current situation and select valuation analysis    Today’s agenda includes: 1. Review current trading dynamics and public market perspectives 2. Review current forecast including key assumptions, potential risks and opportunities and implications for future stock price 3. Review preliminary and illustrative valuation analysis based on current forecast 4. Discuss potential strategic alternatives and next steps

Today’s Agenda I. Introduction II. Situation Overview III. Valuation Analysis IV. Illustrative LBO V. Next Steps

I. Review I. Introduction of Terra Management Projections and Illustrative Sensitivities

Covetrus’ Goldman Sachs Team Healthcare Coverage Peter van der Goes Craig Smart Jim Sinclair Deshawn Lewis Rashaad Robinson Jake Larson Managing Director Managing Director Managing Director Associate Associate Analyst Global Head of Healthcare M&A Healthcare IBD Healthcare Technology Healthcare IBD Healthcare IBD Healthcare IBD and Co-Head of Healthcare IT    M&A Solutions Leveraged Finance Sponsor Coverage Equity Capital Markets David Dubner Christina Minnis Rob Pulford Gabe Gelman Managing Director Managing Director Managing Director Managing Director Co-Head of M&A Structuring Global Head of Acquisition Finance and Head of Healthcare Equity Capital Markets Co-Head of Americas Credit Finance Group Credit Advisory Convertible Debt Rich Moran Trip Foley Russ Pomerantz Ashley Everett Vice President Managing Director Vice President Managing Director M&A Structuring Head of Healthcare Leveraged Finance Co-Head of Credit Rating Advisory 5

Goldman Sachs is the Clear Leader in Global and Healthcare Services M&A #1 Global Franchise Leader in Healthcare M&A Leader in Healthcare Services M&A Global M&A 2021 YTD US Healthcare M&A Last 15 Years US Healthcare Services M&A Last 15 Years $1,237bn $949bn $316bn 32.1% 30.8% 24.3% 419 deals 233 deals 152 deals $944bn $820bn $271bn 24.5% JPM 26.6% JPM 20.9% JPM 411 deals 250 deals 150 deals $781bn $463bn $186bn 20.2% MS 15.0% MS 14.3% Lazard 305 deals 100 deals 46 deals $552bn $346bn $118bn 14.3% Citi 11.2% Evercore 9.1% BoAML 233 deals 52 deals 65 deals $469bn $312bn $118bn 12.2% BoAML 10.1% BoAML 9.1% Evercore 210 deals 122 deals 30 deals Market Market Market    Share $0bn $750bn $1,500bn Share $0bn $500bn $1,000bn Share $0bn $200bn $400bn Selected Healthcare Services Transactions Sale of Sale of to acquisition of to Animal Health Jun-2021 Aug-2019 Jan-2021 Source: Thomson SDC as of 30-Aug-2021 6

II. II. Review of Terra Management Projections and Illustrative Sensitivities Situation Overview

Backdrop ï® The Company’s proactive approach to strengthening the balance sheet and continued execution on the strategy saw significant stock price appreciation and multiple expansion since COVID-19 compressed trading levels — On (02/10/21), Covetrus stock price reached its’ 52-week high of $39.89 and was trading at 24x NTM EBITDA ï® Since then, Covetrus’ stock price has declined to $19.16 and is currently trading at 13x NTM EBITDA — This compares to its 1-year and 2-year average EV / NTM EBITDA of 18x and 16x, respectively ï® Covetrus valuation multiple has tracked the broader animal health index but has diverged recently as concerns around continued margin pressure in core distribution business and potential slowdown in growth of Rx management have grown — Current valuation multiple reflects a premium to traditional distribution businesses but a discount to the broader companion animal health peer set — Human Health distributors trade at ~8.5x NTM EBITDA while the Animal Health Peer set trades at ~23.0x NTM EBITDA ï® Despite having amassed one of the largest and fastest growing tech platforms in Animal Health with ~$875mm of NTM revenue and $100mm of NTM EBITDA, the Company’s current valuation multiple does not seem to reflect a true SOTP and the market appears to be valuing Covetrus as an Animal Heath distribution business, similar to MWI prior to its sale to AmerisourceBergen in 2015 — Premium to human health distributors consistent with the premium that has been applied to the Animal Health category rather than a function of the SOTP — Limited sell-side Analyst discussion about the embedded value of the tech business despite consistent discussions around RX management as the growth engine of the Company ï® Critical to driving stock price growth over the near and medium term will be the Company’s ability to realize multiple expansion from current levels — Current shareholder base does not appear to consist of growth oriented investors and thus, may be challenging for the Company to make certain investments in the tech platform, required to drive additional longer-term growth opportunities and ultimately unlock valuation multiple Source: Capital IQ, IBES, Wall Street Research as of 24-Sep-2021 8

Covetrus Trading Snapshot ($ in millions, except share data) Public Market Trading Overview LTM Stock Price Performance Current Share Price $ 19.16 $45.00 6,000.00% 52 Week High 47% 1 Yr Avg: $ 27.99 $40.00 52-Wk High: $ 39.89 5,000.00 Fully Diluted Shares Outstanding 142.0 52-Wk Low: $ 19.16 Equity Value $ 2,721 (USD) $35.00 4,000.00 Vol (+) Debt $ 1,094 e    $30.00 3,000.00 ume (-) Cash 230    00(‘0 Enterprise Value $ 3,585 Closing Pric $25.00 2,000.00 ) $20.00 1,000.00 Financial Performance 2021E 2022E 2023E $19.16 Revenue $ 4,605 $ 4,914 $ 5,222 $15.00 0.00 Sep-2020 Jan-2021 May-2021 Sep-2021 % Growth 6.1% 6.7% 6.3% NTM EV / EBITDA Multiple EBITDA $ 251 $ 279 $ 315 % Growth 11.0% 11.1% 13.1% 30x % Margin 5.4% 5.7% 6.0% 1 Yr Avg: 18.3 x EPS $ 0.96 $ 1.09 $ 1.29 52-Wk High: 24.4 x 25x 52-Wk Low: 13.1 x % Growth 4.3% 13.5% 17.9% EBITDA 20x Trading Metrics 2021E 2022E 2023E EV / 0.8 x 0.7 x 0.7 x EV/Revenue NTM EV/EBITDA 14.3 x 12.9 x 11.4 x 15x P/E 20.0 x 17.6 x 14.9 x 13.1 x 10x Sep-2020 Jan-2021 May-2021 Sep-2021 Source: Capital IQ, IBES as of 24-Sep-2021 9

Covetrus Multiple Has Recently Contracted Since All Time High Levels Achieved Earlier This Year    NTM EV / EBITDA 30x Average 2Y 1Y 1M High Low 62.7x    Current Animal Health    Covetrus 15.9 x 18.4 x 14.1 x 24.4 x 8.4 x E-Commerce Solutions    Distribution¹ 8.5 9.0 8.5 10.4 6.7 Multiple2 Companion Animal Health³ 19.4 21.4 23.3 24.5 11.6 25x Profitable HCITâ´ 14.1 15.9 17.2 19.0 9.2 S&P 500 14.8 15.7 15.5 16.5 10.1 23.1 x tip le Mul 20x EBITDA    18.0 x d 15.3 x ighte 15x 13.1 x We e 10x NTM-Tim 8.4 x 5x 0x Feb-2019 Jul-2019 Dec-2019 Jun-2020 Nov-2020 Apr-2021 Sep-2021 Covetrus Distribution¹ Companion Animal Health³ Profitable HCITâ´ S&P 500 Source: Bloomberg, IBES, as of 24-Sep-2021.    ¹Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. ²E-Commerce Solutions includes Chewy and PetMed Express. ³Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. â´Profitable HCIT includes Invovalon, Evolent, Cerner, Change Healthcare, Health Equity, R1, IQVIA, and Signify Health. 10

Analyst Targets Indicate 59% Upside to Current Levels with Analysts Focused on EBITDA Multiple Methodologies

INVESTMENT BANKING DIVISION

Buy Rating for 4/6 Available Brokers

Analyst	Date	Price Target	Implied Upside	EV / EBITDA	P / E	DCF	Valuation Methodology
Analyst A	3-Sep-21	$38.00	98%	-	-	✓	■ Utilizes DCF (7.0% WACC; terminal growth of 2% vs 3% prior)
Analyst B	6-Aug-21	$37.00	93%	✓	-	✓	■ DCF analysis,(9.0% WACC, terminal growth of 1%) augmented by a forward EV/EBITDA multiple compared to peer group multiples and/or historic trading ranges
Analyst C	5-Aug-21	$32.00	67%	✓	-	-	■ Based on a ~19x multiple applied **to 2022 EBITDA** estimate of $278mm. — ***Implies 16.6x 2023E EBITDA multiple***
Analyst D	8-Aug-21	$29.00	51%	✓	-	-	■ Based on an EV of **16.5x 2022E EBITDA**, a discount to closest, most recently traded public competitor MWI Veterinary (15.7x takeout valuation), and broader animal health peer group (20.5x). – ***Implies 14.2x 2023E EBITDA multiple***
Analyst E	13-Aug-21	$27.00	41%	✓	-	-	■ Based on **15.5x Multiple on CY 2023E EBITDA**
Analyst F	14-Jun-21	$22.00	15%	✓	✓	-	■ Blended multiple based on 50% P/E (24x) and 50% **EV/EBITDA (16x) on NTM estimates** 12 months out (including stock-based comp) (multiples unchanged.

■ Buy ■ Hold ■ Sell

Current Price: $19.16
Median: $30.50
Implied Upside Median: 59%

Source: Wall Street Research as of 24-Sep-2021
Note: Median excludes anonymous analysts and analysts for which no reports are available.

11

Investors Remain Bullish as Several Tailwinds Expected to Continue But Concerns Do Exist Key Takeaways From The Street Analyst Commentary “We believe Covetrus is at an early phase of a 2Q21 mixed despite distribution multiple year growth cycle as US veterinary business outperforming street practices embrace the latest technology-enabled revenue expectations services, and from newer international markets as it partners with veterinary practices” – (Barclays, 8 Aug 2021) Supply chain disruptions pressured gross margin and    “We are incrementally constructive at this limited upside in Rx juncture, though we await greater visibility on management performance across its distribution business and more meaningful prescription management contribution” – (Credit Suisse, 5 Aug 2021) Headwinds in Rx management and deceleration in segment growth “Concerns are largely centered around Rx management and deceleration in growth in that segment. We remain confident on sector    Technology-enabled services fundamentals and growth which would be the core driver for CVET and look for strength in the adoption by US veterinary    Rx Mgmt. segment as well as growth in practices offers a sustainable Compounding and Proprietary products” –growth platform (Barclays, 5 Aug 2021) Source: Wall Street Research 12

Growth Oriented Investors Continue to Make Up    Greater than 50% of Covetrus’ Shareholder Base Top 25 Active Investors Covetrus Active Shareholder Evolution 25.8% 26.1% 33.1% Over the past two years there has been a rebalancing within the 27.3% investor base between    27.0% purely growth focused 25.5% investors and those focused on growth at the right value and broader value driven investors 24.3% 24.6% 19.8% Income oriented investors 22.6% 22.3% has been the most    21.6% consistent fund category over the past two years 2-Years Ago 1-Year Ago Today Income Value GARP Growth Source: Thomson, 13F filings as of Q3 ’21 and subsequent 13D / G filings, internal GS database 13

Goldman Sachs

No Perfect Peer Set Exists For Covetrus

INVESTMENT BANKING DIVISION

Distribution	Companion Animal Health	Profitable HCIT	Animal Health E-Commerce Solutions[1]
AmerisourceBergen Cardinal Health McKESSON Owens & Minor Henry Schein Patterson Companies, Inc.	Dechra Elanco Phibro Vetoquinol Virbac Zoetis IDEXX Heska	Inovalon Evolent Health Cerner HealthEquity R1 IQVIA Signify Health Change Healthcare	Chewy 1-800 PetMeds
✓ Core distribution business models	✓ Companies within animal healthcare partnering with center-based providers	✓ Disruptive tech platforms reshaping the healthcare ecosystem	✓ Rapidly growing animal products delivery and sales platforms
✓ EV / EBITDA ✓ P/E	✓ EV / Revenue ✓ EV / EBITDA	✓ EV / Revenue ✓ EV / EBITDA	✓ EV / Revenue ✓ EV / EBITDA
2022 EV / EBITDA ✓ Range: 6.3x – 12.1x ✓ Median: 8.5x	2022 EV / EBITDA ✓ Range: 10.6x – 68.8x ✓ Median: 22.7x	2022 EV / EBITDA ✓ Range: 10.4x – 34.1x ✓ Median: 19.8x	2022 EV / EBITDA ✓ Range: NM ✓ Median: 11.4x

Source: CapitalIQ, Bloomberg, IBES, market data as of 24-Sep—2021
[1]Chewy 2022 EV / EBITDA multiple not meaningful

14

MWI’s Pre-Transaction Trading Levels and Operational Benchmarking NTM EV / EBITDA 2-Year Fwd Revenue CAGR 20x Average 5Y 3Y 2Y 1Y CVET MWI 14.1 x 14.1 x 14.8 x 14.6 x Current NTM Distributors 8.3 8.3 9.2 9.8 EV/EBITDA:    13.1 x MWI 8.0% 16x 15.9 x Multiple EBITDA    12x Distributors 4.2 % Weighted 10.4 x 2-Year Fwd EBITDA CAGR 8x NTM-Time    MWI 14.0% 4x 0x Distributors 9.0 % Jan-2010 Jan-2011 Jan-2012 Jan-2013 Jan-2014 Jan-2015 MWI Distributors¹ Source: Bloomberg, IBES, as of 24-Sep-2021 ¹Distrubutors includes ABC, CAH, and MCK.    Note: Above metrics as of undisturbed date of 12-Jan-2015    15

Goldman Sachs

Valuation Peer Benchmarking

INVESTMENT BANKING DIVISION

EV / 2022E EBITDA


12.9x
8.5x
22.7x
19.8x
11.4x
CVET
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

EV / 2023E EBITDA


11.4x
8.0x
20.4x
17.3x
10.7x
CVET
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

Source: CVET and peers based on IBES estimates as of 24-Sep-21
Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Chewy excluded due to non-material multiples. Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare (priced as of undisturbed date of 05-Jan-21), Invovalon (priced as of undisturbed date of 25-Jul-21), Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health.

16

INVESTMENT BANKING DIVISION

Operational Peer Benchmarking

Management Base Case Projections

2021E – 2023E Revenue Growth



6.8%
18.9%
8.9%
3.8%
6.2%
10.5%
11.2%
CVET Distribution
CVET GTS
CVET Total
Distrubution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

2021E – 2023E EBITDA Growth[1]



6.4%
36.4%
16.6%
5.0%
8.3%
15.2%
37.4%
CVET Distribution
CVET GTS
CVET Total
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

2022 Gross Margin



16.0 %
34.7 %
19.4 %
10.0 %
58.7 %
53.8 %
28.5 %
CVET Distribution
CVET GTS
CVET Total
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

2022 EBITDA Margin[1]



4.6%
12.2%
6.0%
3.1%
22.5%
27.5%
7.7%
CVET Distribution
CVET GTS
CVET Total
Distribution
Companion Animal Health
Profitable HCIT
Animal Health E-Commerce Solutions

Source: CVET and peers based on IBES estimates as of 24-Sep-21
Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Chewy excluded due to non-material multiples. Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare (priced as of undisturbed date of 05-Jan-21), Invovalon (priced as of undisturbed date of 25-Jul-21), Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health. [1] Covetrus business units EBITDA burdened by corporate cost and contingency based on revenue contribution.

17

INVESTMENT BANKING DIVISION

Illustrative SOTP Analysis

($ in billions, except per share data)

Illustrative SOTP Analysis

CVET

Current NTM EV / EBITDA: 13.1 x

Implied Share Price: $23.15 - $27.37

Current Share Price: $19.16



$ 2.4
$ 2.3
$ 2.3
$ 1.9
$ 4.7
$ 4.1
$ 0.8
$ 3.9
$ 3.3
$ 2.7
Distribution
GTS
SOTP Implied EV
Net Debt
SOTP Implied Equity Value
Current Equity Value

	Distribution	GTS	SOTP Implied NTM EBITDA Multiple
NTM EBITDA[1]	$ 188	$ 104	$ 293
NTM Multiple Range	12.0x-13.0x	18.0x-22.0x	14.1x-16.2x

Implied EV / NTM Rev: 2.1x – 2.6x

SOTP Implied Premium: 20.8% - 42.7%

Source: Management projections, Company filings, CapIQ, market data as of 24-Sep-2021
Note: Distribution and Technology level enterprise values derived by applying the stated NTM multiples to the NTM metric for each segment and equity value derived utilizing the company's latest capital structure per filings. [1] EBITDA burdened by unallocated Corporate and Contingency, allocated to segments based on annual revenue contribution and represents NTM as of pricing date of market data.

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Illustrative Analysis to Achieve $35 Stock Price Through Accelerated M&A Activity in Technology    ($ in millions, except per share data) Additional GTS EBITDA Required Illustrative Financing Overview Price Target $35.00 Incremental GTS EBITDA Needed $144 Current FDSO 142.0 Illustrative PF Purchase Multiple 12.0x Shares issued 34.5 Total Purchase Price $1,727 PF FDSO 176.5 Illustrative % Debt Financed 50% Target PF Equity Value $6,178 Illustrative % Equity Financed 50% Current Net Debt 864 Incremental Debt Needed 863 Pro Forma Debt and Equity Issued PF Net Debt $1,727 Incremental Debt Issued @ 50% Debt Financed $863 Target PF Enterprise Value $7,906 Implied PF leverage 4.0 x Illustrative Distribution Multiple 13.0x NTM Distribution EBITDA $188 Price Transaction Shares Issued $25.00 Implied Dist. Enterprise Value $2,449 Shares Issued @ 50% Equity Financed 34.5 Required PF GTS Enterprise Value $5,456 % of Total PF Shares 20% Assumed EBITDA multiple 22.0x GTS EBITDA Needed $248 Current NTM GTS EBITDA $104 Incremental GTS EBITDA $144 Implied PF % of EBITDA from GTS 57% GTS EBITDA Needed Sensitivity Analysis PF Shares Issued Analysis    Per Share Issue Price Per Share Issue Price    $ 143.89 $22.50 $25.00 $27.50 $30.00 $32.50 $ 0.20 $22.50 $25.00 $27.50 $30.00 $32.50 Multiple Multiple 10.0x $ 119 $ 109 $ 103 $ 98 $ 94 EBITDA 10.0x 16% 13% 12% 10% 9 % Purchase 12.0x $ 164 $ 144 $ 131 $ 122 $ 115 12.0x 24% 20% 17% 15% 13 % Purchase PF GTS EBITDA 14.0x $ 266 $ 210 $ 180 $ 160 $ 147 PF GTS 14.0x 37% 29% 24% 21% 18 % Source: Management projections, CapitalIQ, market data as 24-Sep-2021 19

Goldman Sachs
INVESTMENT BANKING DIVISION

Key Takeaways

1. Current NTM EBITDA multiple of 13x reflects an Animal Health Distribution business with MSD top-line growth and LDD EBITDA growth
   - Not perceived as an "Animal Health Disruptor"
   - Earnings from Tech business not being valued fundamentally different than distribution
2. Historical average NTM EBITDA multiple of ~16x includes recent period of multiple expansion that appears to be more driven by certain trading dynamics rather than fundamental valuation analysis
3. Sell-side Research Analysts price targets suggest forward EBITDA multiple of 14x – 16x
4. MWI historically traded at ~14x NTM EBITDA (or ~1x its EBITDA growth) at a time when distribution was perceived more favorably
5. Tech business could support ~20x EBITDA multiple on a stand-alone basis given its operating profile. Capturing full credit for the SOTP would result in a blended valuation multiple of 14x – 16x NTM EBITDA
6. Ability to drive stock price to $35+ per share without deploying incremental capital requires multiple expansion to 16x EBITDA and NTM EBITDA of ~$365m vs. current plan of $304m (20% outperformance)
   - Alternatively, based on current 2022 plan, achieving a $35 stock price by the end of the year would require the business to trade at 19x NTM EBITDA
7. Pursuing an aggressive tech acquisition strategy to drive significant stock price appreciation appears challenging

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III. Review III. Valuation of Terra Management Projections and Illustrative Sensitivities Analysis

Overview of Management Projections Revenue Key Observations $ 6,258 $ 6,600 ï® 1 Above market growth in projections in $ 5,859 initial years achieved through strong end    $ 5,457    $ 5,049 market growth combined with: $ 4,604    — Continued growth within GTS business, particularly the GPM business    — Growth in proprietary brand portfolio — Contribution from past strategic M&A    2021E 2022E 2023E 2024E 2025E 2026E activity (e.g. Wellness / VC)    YOY ï® Potential headwinds continue to be    6.0% 9.7% 8.1% 7.4% 6.8% 5.5% 2 Growth corporate consolidation and margin pressure Total Adj. EBITDA — Operating leverage opportunities exist to offset customer loss / attrition $ 500 ï® 3 EBITDA growth fueled by outsized    $ 450 $ 400    $ 355 contribution from GTS business and stable    $ 304 $ 261    growth with CONA ï® 4 COVID-19 recovery in international 2021E 2022E 2023E 2024E 2025E 2026E distribution businesses in early years Margin 5.7% 6.0% 6.5% 6.8% 7.2% 7.6 % Source: Management Projections 22

Illustrative Comparison of Management Projections vs. Street Estimates FYE 31-Mar | ($ in millions) Total Revenue 21- 24 $5,859 $5,457 $5,517 CAGR $5,049 $5,222 $4,914 $4,605 $4,604 6.2% 8.4% YOY Growth 2021 2022 2023 2024 IBES Average 6.3% 6.7% 6.3% 5.6 % Management 6.0% 9.7% 8.1% 7.4 % Total Adj. EBITDA 21- 24 $400 CAGR $354 $362 $304 $315 13.0% $279 $251 $261 15.4% % Margin 2021 2022 2023 2024 IBES Average 5.5% 5.7% 6.0% 6.6 % Management 5.7% 6.0% 6.5% 6.8 % Source: IBES, Management Projections; market data as of 24-Sep-2021 23

Revenue and EBITDA Mix Over Time Distribution as a percentage of EBITDA expected to decline meaningfully, with Technology & Private brands becoming majority of profit over next 3 years 2021 2024 10% 10% 39% 42% 29% Revenue 32% $4,604mm $5,859mm CONA GTS 17% 21% Europe APAC 11% 10% 28% EBITDA 37% 19% 24% $261mm $400mm 28% 42% Source: Management Projections 24

2021 – 2024 EBITDA Bridge ($ in millions) | Management Base Case Corp. / % of Total CONA GTS EUR APAC / EM Cont. Total Change 2021 Adj. EBITDA $ 130 $ 96 $ 85 $ 38 $(93) $ 256 GP Volume Increase 61 139 36 29—265 184 % GM Margin (Compression) / Improv. (19) 6 (14) (5)—(33) (23)% Proprietary Brand 5—11 2—17 12 % Other Margin / Mix (7) — — (7) (5)% Corporate Consolidation (5)% (7) — — (7) Gross Margin Impact $ 33 $ 145 $ 33 $ 25—$ 235 164 % Operating Exp. Growth (36) (103) (23) (17) (29) (208) (145)% Operating Leverage 17 47 9 10—84 58 % Strategic Initiative—31—2—33 23 % Other / OIE 1 3 (2) (2)—(0) (0)% 2024 Adj. EBITDA $ 145 $ 220 $ 101 $ 57 $(122) $ 400 Total Change 144 $ 15 $ 123 $ 16 $ 19 $(29) $ % of Total 10.3% 85.7% 10.9% 13.1% (20.0)% Key Observations / Commentary ï® Majority of consolidated EBITDA growth being generated in GTS and driven by volume growth, improving gross margins and significant operating leverage as the platform continues to scale ï® Core distribution anticipated to run largely net neutral from a gross margin perspective with the majority of EBITDA growth coming from continued operating leverage ï® Cash flow being generated from the distribution business being utilized to drive growth in the tech platform Source: Management Projections 25

Illustrative Present Value of Future Share Price Analysis NTM EV / EBITDA Multiple Method | ($ in millions, except per share data) Illustrative FSP Analysis PVFSP at Year End 2023 NTM EV / EBITDA NTM EBITDA Multiple    $ 46.57    16.0x $ 39.91    14.5x 11.5 x 13.0 x 14.5 x 16.0 x $ 41.87 13.0x $ 33.79    $ 37.16    11.5x $ 35.73 A $ 440 $ 24.17 $ 27.81 $ 31.44 $ 35.08 $ 27.08 $ 31.54 $ 32.46 EBITD $ 30.09 LRP) $ 26.39 $ 27.36 $ 400 $ 21.64 $ 24.94 $ 28.25 $ 31.56 $ 19.16 $ 23.90 (Base $ 22.69 $ 20.73 2024 $ 17.55 $ 360 $ 19.09 $ 22.06 $ 25.04 $ 28.01 Current 2021 2022 2023 2024 NTM EBITDA $ 304 $ 354 $ 400 $ 450    PVFSP at Year End 2024 NTM EBITDA Multiple 13.0 x 13.0 x 13.0 x 13.0 x NTM EBITDA Multiple    Implied Future EV $ 3,956 $ 4,604 $ 5,206 $ 5,854    (-) Net Debt (1,010) (845) (707) (548) 11.5 x 13.0 x 14.5 x 16.0 x Implied Future Equity Value $ 2,945 $ 3,759 $ 4,499 $ 5,306 $ 495 $ 25.69 $ 29.37 $ 33.06 $ 36.75 FDSO 142.1 142.4 142.6 142.8 BITDA ted) Implied Future Stock Price $ 20.73 $ 26.39 $ 31.54 $ 37.16 trapola E $ 450 $ 23.12 $ 26.47 $ 29.82 $ 33.17 Present Value of Future 1 $ 20.19 $ 23.16 $ 24.94 $ 26.47    Stock Price 220 5 (Ex % Premium to Current $ 405 $ 20.56 $ 23.57 $ 26.59 $ 29.60 5.4% 20.9% 30.2% 38.2 % Source: Management projections and Market data as of 24-Sep-2021 Note: Analysis assumes NTM EV/EBITDA multiple applied to forward year EBITDA and utilizes projected net debt per management projections.    1 Future stock price discounted back to today utilizing an illustrative 11% cost of equity.    26

Goldman Sachs
INVESTMENT BANKING DIVISION

Illustrative Discounted Cash Flow Analysis

($ in millions, except per share data)

Illustrative Unlevered Free Cash Flow

		Management Projections[1]						Terminal
	2021E	Q4 2021E	2022E	2023E	2024E	2025E	2026E	Year
Total Revenue	$ 4,604	$ 1,151	$ 5,049	$ 5,457	$ 5,859	$ 6,258	$ 6,600	$ 6,600
% Growth		--	9.7 %	8.1 %	7.4 %	6.8 %	5.5 %	
EBITDA	**$ 261**	**$ 65**	**$ 304**	**$ 354**	**$ 400**	**$ 450**	**$ 500**	**$ 500**
% Margin	5.7 %	5.7 %	6.0 %	6.5 %	6.8 %	7.2 %	7.6 %	7.6 %
(-) Depreciation & Amortization	(125)	(31)	(128)	(126)	(135)	(144)	(152)	(88)
EBIT	**$ 136**	**$ 34**	**$ 176**	**$ 229**	**$ 266**	**$ 306**	**$ 348**	**$ 412**
% Margin	3.0 %	3.0 %	3.5 %	4.2 %	4.5 %	4.9 %	5.3 %	5.3 %
% Growth		--	29.6 %	29.6 %	16.2 %	15.3 %	13.7 %	
(-) Cash Taxes		(29)	(7)	(37)	(48)	(56)	(64)	(87)
% Marginal Tax		21.0 %	21.0 %	21.0 %	21.0 %	21.0 %	21.0 %	21.0 %
NOPAT		**$ 5**	**$ 169**	**$ 191**	**$ 218**	**$ 251**	**$ 284**	**$ 325**
(+) Depreciation & Amortization		31	128	126	135	144	152	88
(-) Change in NWC		2	(55)	(55)	(47)	(52)	(57)	(22)
(-) Capex		(19)	(73)	(85)	(93)	(93)	(93)	(93)
Unlevered Free Cash Flow		**$ 20**	**$ 169**	**$ 177**	**$ 212**	**$ 249**	**$ 286**	**$ 299**

Implied Equity Value

WACC	PGR 1.5 %	PGR 2.0 %	PGR 2.5 %
8.50 %	$ 3,629	$ 3,852	$ 4,112
9.75 %	$ 2,982	$ 3,130	$ 3,297
11.00 %	$ 2,504	$ 2,607	$ 2,721

Implied Share Price

WACC	PGR 1.5 %	PGR 2.0 %	PGR 2.5 %
8.50 %	$ 25.48	$ 27.04	$ 28.85
9.75 %	$ 20.98	$ 22.01	$ 23.18
11.00 %	$ 17.65	$ 18.37	$ 19.17

Implied Terminal EV / EBITDA

WACC	PGR 1.5 %	PGR 2.0 %	PGR 2.5 %
8.50 %	8.8 x	9.4 x	10.0 x
9.75 %	7.5 x	7.9 x	8.3 x
11.00 %	6.5 x	6.8 x	7.1 x

Source: Management Projection

[1] Projections based on management base LRP through 2024 and management extrapolations from 2025 through 2026.

27

IV. Review of Terra Management Projections and Illustrative IV. Illustrative LBO Sensitivities

Illustrative Analysis at Various Prices ($ in millions except per share data) Current Illutrative Transaction Price $ 19.16 $ 24.00 $ 26.00 $ 28.00 $ 30.00 Implied Premium Analysis    Metric    Premium to Current Share Price $ 19.16 0.0% 25.3% 35.7% 46.1% 56.6 % Premium to 52 Week High $ 39.89 (52.0)% (39.8)% (34.8)% (29.8)% (24.8)% Premium to 52 Week Low $ 19.16 0.0% 25.3% 35.7% 46.1% 56.6 % Premium to 7-Day VWAP $ 19.94 (3.9)% 20.4% 30.4% 40.4% 50.5 % Premium to 30-Day VWAP $ 21.34 (10.2)% 12.5% 21.8% 31.2% 40.6 % Premium to 60-Day VWAP $ 22.78 (15.9)% 5.3% 14.1% 22.9% 31.7 % Premium to 120-Day VWAP $ 24.46 (21.7)% (1.9)% 6.3% 14.5% 22.7 % Transaction Value Build / Implied Multiples FDSO 142.0 142.3 142.4 142.5 142.6 Implied Equity Value $ 2,721 $ 3,416 $ 3,703 $ 3,990 $ 4,277 Current Net Debt 841 841 841 841 841 Implied Transaction Value $ 3,562 $ 4,257 $ 4,544 $ 4,831 $ 5,118 2021 EBITDA $ 261 13.7 x 16.3 x 17.4 x 18.5 x 19.6 x 2022 EBITDA $ 304 11.7 x 14.0 x 14.9 x 15.9 x 16.8 x 2023 EBITDA $ 354 10.1 x 12.0 x 12.8 x 13.6 x 14.5 x 2021 EBITDA (Street) $ 251 14.2 x 17.0 x 18.1 x 19.3 x 20.4 x 2022 EBITDA (Street) $ 279 12.8 x 15.3 x 16.3 x 17.3 x 18.4 x 2023 EBITDA (Street) $ 315 11.3 x 13.5 x 14.4 x 15.3 x 16.2 x Source: Management projections, IBES estimates, and Capital IQ, market data as of 24-Sep-2021 29

Overview of Key Model Assumptions for Illustrative Leveraged Buyout Analysis Timingï® Analysis assumes 31-Dec-21 close and a 5-year hold period    ï® Management Base Case LRP projections through 2024, and 2025 – 2026 extrapolations provided by Management — Projections assume 6.9% revenue CAGR and 13.2% EBITDA CARG resulting in 2026 EBITDA of    Projections $500mm – Implied EBITDA margin expansion of 5.7% in 2021 to 7.6% in 2026 ï® Go-Private case assumes $30mm of corporate cost savings Corporate Cost ï® Base case assumes a $26 per share purchase price which represents an 36% premium to current stock    Purchase Price price – Implied enterprise value of $4.5bn which translates into 17.5x 2021 EBITDA and 14.9x 2022 EBITDA ï® Base case assumes pro forma leverage 6.75x LTM EBITDA (2021) of $260mm for a total debt quantum of $1.7bn Pro Forma Capital    Structure — 5.00x Term Loan illustratively priced at L+ 3.75% — 1.75x Senior notes illustratively priced at L + 6.50% Exit Assumptionsï® Base case assumes 17.5x LTM EBITDA at exit, in-line with entry multiple Sensitivity ï® Sensitivity analysis includes impact to sponsor returns at various purchase price, leverage, exit multiple, Analysis and performance vs. plan assumptions Source: Management Projections 30

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Leveraged Buyout Analysis

($ in millions, except per share data) | Base Case Projections | 5 Year Hold

Summary Financials

	Historical	Management Projections[1]						22E - 26E
FYE 31-Mar	**2020A**	**2021E**	**2022E**	**2023E**	**2024E**	**2025E**	**2026E**	**CAGR**
Total Revenue	$ 4,344	$ 4,604	$ 5,049	$ 5,457	$ 5,859	$ 6,258	$ 6,600	6.9 %
% Growth		*6.0 %*	*9.7 %*	*8.1 %*	*7.4 %*	*6.8 %*	*5.5 %*	
Adj. EBITDA	$ 227	$ 261	$ 304	$ 354	$ 400	$ 450	$ 500	13.2 %
% Margin	*5.2 %*	*5.7 %*	*6.0 %*	*6.5 %*	*6.8 %*	*7.2 %*	*7.6 %*	
Corporate Expense Savings			$ 30	$ 30	$ 30	$ 30	$ 30	
PF Adj. EBITDA	**$ 227**	**$ 261**	**$ 334**	**$ 384**	**$ 430**	**$ 480**	**$ 530**	12.2 %
PF % Margin	*5.2 %*	*5.7 %*	*6.6 %*	*7.0 %*	*7.3 %*	*7.7 %*	*8.0 %*	
Cash Flow Items								
(+) D&A			$ 128	$ 144	$ 152	$ 160	$ 169	
(+) Transaction Amortization			*7*	*7*	*7*	*7*	*7*	
(-) Change in NWC			*(55)*	*(55)*	*(47)*	*(52)*	*(57)*	
(-) CapEx			(73)	(85)	(93)	(93)	(93)	
FCF for Debt Repayment			**$ 85**	**$ 123**	**$ 151**	**$ 190**	**$ 233**	
Cumulative FCF			*85*	*208*	*358*	*548*	*781*	
Cumulative FCF / Beginning Debt			***4.8 %***	***11.8 %***	***20.4 %***	***31.2 %***	***44.4 %***	
Capital Structure								
New Revolver								
New 1L Term Loan		$ 1,303						
New Senior Notes		*456*						
Total Debt		**$ 1,759**	**$ 1,674**	**$ 1,552**	**$ 1,401**	**$ 1,211**	**$ 978**	
Cash & Equivalents		50	50	50	50	50	50	
Net Debt		**$ 1,709**	**$ 1,624**	**$ 1,502**	**$ 1,351**	**$ 1,161**	**$ 928**	
Total Debt / PF Adj. EBITDA		6.8 x	5.0 x	4.0 x	3.3 x	2.5 x	1.8 x	
Net Debt / PF Adj. EBITDA		**6.6 x**	**4.9 x**	**3.9 x**	**3.1 x**	**2.4 x**	**1.7 x**	
Total Debt / LTM Adj. EBITDA as of 30-Jun		6.8 x						

Source: Management Projections, Company filings, Capital IQ market data as of 24-Sep-2021
[1] Projections based on management base LRP through 2024 and management extrapolations from 2025 through 2026.

31

Illustrative Leveraged Buyout Analysis ($ in millions, except per share data ) | Base Case Projections | 5 Year Hold    Entry Summary Source and Uses Entry Summary Sources of Funds Amount x LTM EBITDA Transaction Price Per Share $ 26.00 New Revolver $ 0 0.0 x Current Share Price 19.16 New 1L Term Loan $ 1,303 5.0 x Implied Premium to Current 35.7 % New Senior Notes $ 456 1.8 x FDSO1 142 Total Debt $ 1,759 6.8 x Transaction Equity Value $ 3,703 Sponsor Equity $ 2,913 11.2 x Total Sources $ 4,672 17.9 x (+) Current Net Debt 841 Transaction Enterprise Value $ 4,544 Uses of Funds LTM EBITDA (2021) 261 Amount x LTM EBITDA Implied LTM Entry Multiple 17.4 x Equity Purchase Price $ 3,703 14.2 x Refinance Net Debt $ 841 3.2 x NTM EBITDA (2022) 304 Transaction Fees and OID $ 78 0.3 x Implied NTM Entry Multiple 14.9 x Min Cash $ 50 0.2 x Total Uses $ 4,672 17.9 x Deleveraging Profile Exit Summary    6.8 x EBITDA at Exit $ 530 Illustrative Exit Multiple (LTM) 17.5 x 5.0 x 4.0 x Illustrative Enterprise Value @ Exit $ 9,279 3.3 x 2.5 x (-) Net Debt @ Exit 928 1.8 x Equity Value @ Exit $ 8,352 Initial Equity Investment $2,913 MOIC 2.9 x At Close 2022E 2023E 2024E 2025E 2026E Illustrative Sponsor IRR 23.5 % Total $ 1.8 $ 1.7 $ 1.6 $ 1.4 $ 1.2 $ 1.0 Debt    Source: Management Projections, Company filings, Capital IQ market data as of 24-Sep-2021 Note: Assumes transaction closes 31-Dec-2021, 17.5x LTM multiple exit, and 6.75x leverage in base case.    32

Illustrative Leveraged Buy Out Sensitivity Analysis    ($ in millions, except per share data ) | Base Case Projections | 5 Year Hold    Implied    Implied IRR Implied IRR Premium $24 – 25% Transaction Price Per Share LTM Exit Multiple    $26 – 36% $28 – 46% 23.5% $ 24.00 $ 26.00 $ 28.00 23.5% 16.0 x 17.5 x 19.0 x Implied LTM Implied Exit EBITDA1 CAGR 16.0 x 23.5% 21.0% 18.8% (1.00)% 16.7% 19.2% 21.5% $ 464 8.6 % Annual LTM Exit    17.5 x 26.0% 23.5% 21.2 % EBITDA 0.00% 21.0% 23.5% 25.7% $ 530 12.2 % Multiple Margin Flex    19.0 x 28.4% 25.7% 23.4% 1.00% 24.9% 27.3% 29.5% $ 596 15.6 % Implied IRR Implied IRR Transaction Price Per Share Transaction Price Per Share 23.5% $ 24.00 $ 26.00 $ 28.00 23.5% $ 24.00 $ 26.00 $ 28.00 Implied LTM Implied Exit EBITDA1 CAGR 6.50 x 25.7% 23.2% 20.9% (1.00)% 21.7% 19.2% 17.0% $ 464 8.6 % Annual    Leverage 6.75 x 26.0% 23.5% 21.2 % EBITDA 0.00% 26.0% 23.5% 21.2% $ 530 12.2 % Margin Flex 7.00 x 26.4% 23.8% 21.4% 1.00% 30.0% 27.3% 24.9% $ 596 15.6 % Source: Management Projections, Company filings, Capital IQ market data as of 24-Sep-2021 Note: Assumes transaction closes 31-Dec-2021, 17.5x LTM multiple exit, and 6.75x leverage in base case.    1 Inclusive of $30mm of Pro Forma corporate expense savings. 33

V. Review V. Next Steps of Terra Management Projections and Illustrative Sensitivities

Appendix A: Supplemental Materials

Goldman Sachs

Covetrus Versus Peers' Valuation Metrics

($ in millions) | Street Estimates

INVESTMENT BANKING DIVISION

					Enterprise Value Multiples				Calendarized P/E Multiples				
					Sales		EBITDA						
Company	Closing Price 24-Sep-2021	% of 52 Week High	Market Cap	Enterprise Value	2022	2023	2022	2023	2022	2023	5-Year EPS CAGR	2022 PE/5-Year EPS CAGR	2022 EV/EBITDA / EBITDA Growth
Covetrus	$ 19.16	47 %	$ 19.16	$ 3,585	0.7 x	0.7 x	12.9 x	11.4 x	17.6 x	14.9 x	8.7 %	2.0 x	1.2
McKesson	203.15	97	32,071	37,315	0.1	0.1	7.9	7.4	9.6	8.9	10.0	1.0	1.8
AmerisourceBergen	122.30	95	25,614	31,823	0.1	0.1	9.2	8.6	11.4	10.6	12.2	0.9	0.7
Cardinal Health	51.19	81	14,679	17,511	0.1	0.1	6.3	6.1	8.5	8.0	6.3	1.4	1.2
Henry Schein	78.10	94	11,078	12,950	1.1	1.0	12.1	11.8	17.5	16.3	16.7	1.0	5.0
Owens & Minor	31.42	64	2,371	3,335	0.3	0.3	7.6	7.0	9.7	8.5	21.0	0.5	(0.7)
Patterson Companies	30.43	81	2,959	3,458	0.5	0.5	10.5	10.1	14.4	13.5	5.5	2.6	1.4
Distribution Median	-	88 %	$ 12,879	$ 15,230	0.2 x	0.2 x	8.5 x	8.0 x	10.5 x	9.8 x	11.1 %	1.0 x	1.3
Zoetis	$ 204.73	97	97,389	101,064	12.1	11.4	28.0	25.8	40.1	36.0	12.6	3.2	2.9
IDEXX	679.64	96	58,857	59,638	16.7	15.1	51.9	44.8	72.2	61.7	19.9	3.6	4.3
Elanco Animal Health	32.63	87	15,435	20,981	4.3	4.2	17.5	15.0	26.1	21.0	11.0	2.4	1.5
Dechra	£ 51.70	94	7,688	7,962	8.6	8.0	30.1	27.6	43.8	39.8	9.6	4.6	4.6
Virbac	€ 384.00	97	3,797	3,767	2.9	2.8	15.7	14.7	30.2	26.9	NA	NA	7.0
Heska	$ 257.80	93	2,838	2,682	9.3	8.6	68.8	48.8	NM	NM	NA	NA	2.8
Vetoquinol	€ 131.80	95	1,825	1,806	2.9	2.8	14.1	13.0	26.7	25.1	NA	NA	(3.8)
Phibro Animal Health	$ 21.59	70	874	1,211	1.4	1.3	10.6	9.7	16.4	15.3	6.1	2.7	3.2
Companion Animal Health Median	-	94 %	$ 5,742	$ 5,864	6.4 x	6.1 x	22.7 x	20.4 x	30.2 x	26.9 x	11.0 %	3.2 x	3.0
IQVIA	$ 261.61	99	50,596	60,972	4.2	3.9	18.7	17.3	25.9	23.3	20.6	1.3	1.9
Cerner	72.98	87	21,671	22,650	3.7	3.5	11.0	10.3	20.0	17.6	11.5	1.7	1.3
Change Healthcare	21.37	88	6,950	11,712	3.2	3.1	10.4	9.6	12.8	11.5	5.3	2.4	1.2
R1	21.33	68	6,177	6,713	4.0	3.5	16.6	14.4	46.4	36.2	19.5	2.4	0.8
Inovalon	40.41	99	6,310	7,122	8.1	7.2	22.7	19.7	43.0	34.8	21.0	2.0	1.4
HealthEquity	66.10	71	5,568	5,871	7.1	6.6	20.8	18.2	38.9	32.4	4.3	9.0	1.4
Signify Health	19.85	49	4,485	4,552	5.0	4.3	22.4	17.3	84.5	38.9	142.3	0.6	0.8
Evolent	26.10	97	2,426	2,452	2.4	2.1	34.1	25.8	NM	NM	NA	NA	1.0
Profitable HCIT Median	-	87 %	$ 6,244	$ 6,917	4.1 x	3.7 x	19.8 x	17.3 x	38.9 x	32.4 x	19.5 %	2.0 x	1.2
Chewy	$ 69.83	58	29,172	28,842	2.7	2.3	NM	NM	NM	NM	NA	NA	NM
PetMed Express	27.10	48	547	435	1.4	1.4	11.4	10.7	17.7	17.6	NM	NM	7.3
Animal Health E-Commerce Solutions Median	-	53 %	$ 14,860	$ 14,639	2.0 x	1.8 x	11.4 x	10.7 x	17.7 x	17.6 x	NM	NM	7.3

Source: Capital IQ, IBES as of Sep-24-2021
Note: Inovalon priced as of undisturbed date of 25-Jul-21, Change Healthcare priced as of undisturbed date of 05-Jan-21.

36

Goldman Sachs
INVESTMENT BANKING DIVISION

Covetrus Versus Peers' Operational Metrics

($ in millions) | Street Estimates

Company	2022 Revenue	2022 EBITDA	Revenue Growth 2022	Revenue Growth 2023	EBITDA Growth 2022	EBITDA Growth 2023	2022 Gross Margin	2022 EBITDA Margin	2021 FCF Conversion
Covetrus	$4,914	$279	6.7 %	6.3 %	11.1 %	13.1 %	19.2 %	5.7 %	69.9 %
McKesson	259378	4712	4.2	4.6	4.3	7.1	5.0	1.8	65.5
AmerisourceBergen	241607	3468	10.4	5.7	12.7	6.4	3.4	1.4	59.2
Cardinal Health	177544	2787	5.7	4.7	5.1	3.6	4.1	1.6	81.3
Henry Schein	12049	1066	1.6	4.8	2.4	3.4	29.8	8.8	75.5
Owens & Minor	9735	436	(0.7)	3.9	(10.9)	9.8	15.1	4.5	64.0
Patterson Companies	6451	330	3.8	1.3	7.6	3.8	21.0	5.1	61.6
Distribution Median	$94,796	$1,926	4.0 %	4.6 %	4.7 %	5.1 %	10.0 %	3.1 %	64.7 %
Zoetis	8347	3613	8.5	5.9	9.7	8.3	70.4	43.3	65.7
IDEXX	3575	1150	11.8	10.4	12.0	15.8	59.5	32.2	5.2
Elanco Animal Health	4892	1198	3.7	3.2	11.9	16.8	57.9	24.5	65.6
Dechra	679	194	7.7	8.0	6.5	8.8	57.3	28.5	59.4
Virbac	1099	205	5.9	4.8	2.3	6.7	66.2	18.6	34.2
Heska	287	39	10.9	8.6	25.0	41.0	43.2	13.6	30.0
Vetoquinol	533	110	5.3	5.1	(3.7)	8.2	72.4	20.6	47.7
Phibro Animal Health	871	114	3.1	3.0	3.3	9.6	34.0	13.1	47.4
Companion Animal Health Median	$985	$199	6.8 %	5.5 %	8.1 %	9.2 %	58.7 %	22.5 %	47.5 %
IQVIA	14668	3259	7.3	7.5	9.6	8.0	34.1	22.2	37.6
Cerner	6093	2064	5.3	5.1	8.7	6.8	83.1	33.9	4.0
Change Healthcare	3619	1127	7.1	5.4	8.8	7.7	60.5	31.2	79.6
R1	1693	404	15.1	12.2	19.8	15.7	22.0	23.9	52.6
Inovalon	876	313	13.4	12.3	16.0	15.3	75.3	35.8	34.1
HealthEquity	828	282	9.1	7.3	15.1	14.5	57.4	34.0	51.0
Signify Health	903	203	19.1	17.6	26.7	29.9	50.2	22.5	47.9
Evolent	1001	72	13.1	19.0	33.8	32.1	28.3	7.2	50.7
Profitable HCIT Median	$1,347	$359	11.1 %	9.8 %	15.5 %	14.9 %	53.8 %	27.5 %	49.3 %
Chewy	10633	338	20.8	17.8	81.9	60.7	28.0	3.2	85.3
PetMed Express	315	38	4.5	1.8	1.6	6.2	28.9	12.1	100.0
Animal Health E-Commerce Solutions Median	$5,474	$188	12.6 %	9.8 %	41.7 %	33.5 %	28.5 %	7.7 %	92.7 %

Source: Capital IQ, IBES as of 24-Sep-21
Note: FCF calculated as free cash flow from operations less capex; FCF Conversion calculated as FCF divided by EBITDA

37